Exhibit 3.31

Companies Commission of Malaysia

Form 9

Companies Act, 1965	Section 16(4)

Company No.: 930786-M

CERTIFICATE OF INCORPORATION OF A PRIVATE LIMITED COMPANY

It is hereby certified that

VANTAGE DRILLING (MALAYSIA) I SDN. BHD.

Has been incorporated under the Companies Act, 1965, on and from 25th day of January, 2011 and that this Company is a company limited by shares and that this Company is a private limited company.

Under my hand and seal in Kuala Lumpur on 25th day of January, 2011.

Assistant Registrar of Companies, Malaysia